Exhibit 10.2

MODIFICATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

THIS MODIFICATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of the 23rd day of March, 2017, by and among JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability company f/k/a CSI ACQUISITION SUB ONE, LLC, a Delaware limited liability company ("Borrower"), JETPAY CORPORATION, a Delaware corporation ("Guarantor"), and FIFTH THIRD BANK, an Ohio banking corporation ("Lender").

RECITALS

A.       Lender made a term loan to Borrower in the amount of One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30) and a revolving line of credit loan to Borrower in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (collectively, the "Loan") pursuant to the terms and conditions of a Credit Agreement dated as of June 2, 2016 by and between Borrower and Lender (the "Credit Agreement"). The Loan is evidenced by a Promissory Note dated June 2, 2016 in the original principal amount of One Million Sixty-Eight Thousand Nine Hundred Sixty and 30/100 Dollars ($1,068,960.30) executed by Borrower and made payable to Lender and a Promissory Note dated June 2, 2016 in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) executed by Borrower and made payable to Lender (collectively, the "Note").

B.       The Loan is secured by (i) a Security Agreement dated June 2, 2016 executed by Borrower to and for the benefit of Lender (the “Security Agreement”); (ii) a Continuing Guaranty Agreement dated June 2, 2016 executed by Guarantor in favor of Lender (the "Guaranty"); and (iii) certain other loan documents (the Note, the Security Agreement, the Guaranty, the Credit Agreement and the other documents evidencing, securing and guarantying the Loan, in their original form and as amended from time to time, are sometimes collectively referred to herein as the "Loan Documents").

C.       Borrower has requested that Lender modify the fixed charge coverage ratio covenant in the Credit Agreement, and Lender has agreed to such modification subject to the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements by Lender to modify the Credit Agreement, as provided herein, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

1.       Affirmation of Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.

2.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

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3.       Fixed Charge Coverage Ratio. The definition of Fixed Charge Coverage Ratio in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means the ratio of: (a) Borrower’s EBITDA plus rent and operating lease payments, less distributions, dividends, increases in loans to Guarantor and capital expenditures (other than capital expenditures: (w) incurred with respect to the Magic Platform, (x) financed with equity contributions funded to Borrower by Guarantor, (y) financed with proceeds of the purchase money indebtedness or capital leases to the extent permitted under the Loan Documents, or (z) incurred with respect to the Illinois Contract) and other extraordinary items during the applicable test period, divided by (b) the consolidated sum of (i) Borrower’s interest expense, plus (ii) all scheduled principal payments (but excluding principal that is payable upon the Maturity Date) with respect to indebtedness paid or due and payable by the Constituent Entities during the applicable period plus rent and operating lease expenses incurred in the same such period. The test period shall be the prior seven (7) month period then ending for the Fixed Charge Coverage Ratio calculated as of December 31, 2016. The test period shall be the prior twelve (12) month period then ending for the Fixed Charge Coverage Ratio calculated as of December 31, 2017 and each December 31st thereafter for so long as the Loan Documents remain in effect. For purposes of the definition of Fixed Charge Coverage Ratio, (i) the term “Magic Platform” shall mean capital expenditures of up to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) incurred by Borrower for the creation or implementation of its ‘Magic’ software and operating platform during the period of June 1, 2016 to December 31, 2016 and (ii) the term “Illinois Contract” shall mean capital expenditures of up to One Million and No/100 Dollars ($1,000,000.00) incurred by Borrower for the purpose of securing equipment or funding software integration required under a contract with the State of Illinois during the period of January 1, 2017 to December 31, 2017.

4.       Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to Lender as follows:

(a)       The representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof.

(b)       There is currently no Event of Default under the Loan Documents and Borrower does not have knowledge of any event or circumstance which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Loan Documents.

(c)       The Loan Documents are in full force and effect and, following the execution and delivery of this Amendment, the Loan Documents continue to be the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and general principles of equity.

(d)       As of the date hereof, Borrower has no claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents as modified herein.

(e)       Borrower validly exists under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents as modified herein. The execution and delivery of this Amendment by Borrower and the performance by Borrower of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Amendment has been duly executed and delivered on behalf of Borrower.

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5.       Reaffirmation of Guarantor Documents. Guarantor hereby ratifies and affirms the Guaranty and agrees that the Guaranty is in full force and effect following the execution and delivery of this Amendment. To Guarantor's actual knowledge, the representations and warranties of Guarantor as contained in the Guaranty are, as of the date hereof, true and correct and Guarantor does not have actual knowledge of any default thereunder. The Guaranty continues to be the valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, other debtor relief laws and principles of equity, and Guarantor has no claim or defense to the enforcement of the rights and remedies of Lender thereunder, except as specifically provided otherwise in the Guaranty. The execution and delivery of this Amendment by Guarantor and the performance by Guarantor of its obligations under the Loan Documents have been duly authorized by all requisite action by or on behalf of Guarantor. This Amendment has been duly executed and delivered on behalf of Guarantor.

6.       Loan Fees and Expenses. As a condition precedent to Lender's agreement to enter into this Amendment, Borrower hereby agrees to pay, promptly upon request therefor, all reasonable out-of-pocket costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees and expenses.

7.       Release of Claims. Borrower, Guarantor and any other obligors, on behalf of themselves and their respective successors and assigns (collectively and individually, "Borrower Parties"), hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE  Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, servicers, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, "Lender Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Borrower Parties have as of the date of this Amendment or may claim to have against Lender Parties arising out of or with respect to any and all transactions relating to the Loan or the Loan Documents occurring on or before the date of this Amendment, including any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender Parties occurring on or before the date of this Amendment.  The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender Parties with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender Parties arising or occurring on or before the date of this Amendment.  Borrower Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release.

8.       Miscellaneous.

(a)       An Event of Default hereunder shall be an "Event of Default" under Section 8.1 of the Credit Agreement entitling Lender to all of the remedies afforded Lender in Section 8.2 of the Credit Agreement.

(b)       This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of law principles.

(c)       Borrower, Guarantor and Lender acknowledge that there are no other understandings, agreements or representations, either oral or written, express or implied, with respect to the Loan that are not embodied in the Loan Documents and this Amendment, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantor and Lender with respect to the Loan; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Amendment. Except as expressly modified hereby, the terms of the Loan Documents are and remain unmodified and in full force and effect.

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(d)       This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. The paragraph and section headings used herein are for convenience only and shall not limit the substantive provisions hereof. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(e)       Any references to the Note, the Credit Agreement or the Loan Documents, contained in any of the Loan Documents shall be deemed to refer to the Note, the Credit Agreement and the other Loan Documents as amended hereby. This Agreement shall be deemed a "Loan Document" and accordingly, the definition of the term "Loan Documents" appearing in the Loan Documents is hereby amended to include, in addition to the documents already covered thereby, this Agreement.

(f)       This Amendment may be executed in one or more counterparts, all of which, when taken together, shall constitute one original Amendment.

(g)       Time is of the essence of each of Borrower's obligations under this Amendment.

(h)       If one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

[signature page to follow]

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[Signature Page to Modification of Credit Agreement and Other Loan Documents]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

JETPAY PAYMENT SERVICES, FL, LLC,
a Delaware limited liability company

By:	JetPay Corporation, its sole member

By:	/s/ Gregory Krzemien
Name:	Gregory Krzemien
Its:	Chief Financial Officer

GUARANTOR:

JETPAY CORPORATION,
a Delaware corporation

By:	/s/ Gregory Krzemien
Name:	Gregory Krzemien
Its:	Chief Financial Officer

LENDER:

FIFTH THIRD BANK,
an Ohio banking corporation

By:	/s/ Brian J. Holliday
Name:	Brian Holliday
Its:	Vice-President

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